UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	May 22, 2018

SOUTHERN CALIFORNIA GAS COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 WEST FIFTH STREET, LOS ANGELES, CALIFORNIA	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(213) 244-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

FORM 8-K

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2018 Annual Shareholders Meeting of Southern California Gas Company was held on May 22, 2018. At the Annual Shareholders Meeting, shareholders elected all four of the director nominees listed below to hold office until the next annual shareholders meeting and until their successors have been elected and qualified.
Below are the final voting results.
Election of Directors

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
J. Bret Lane	91,350,970	0	0	0
Trevor I. Mihalik	91,350,970	0	0	0
Patricia K. Wagner	91,350,970	0	0	0
Martha B. Wyrsch	91,350,970	0	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: May 22, 2018	By: /s/ Bruce A. Folkmann
Bruce A. Folkmann Vice President, Controller, Chief Financial Officer, Chief Accounting Officer and Treasurer